                                                                     EXHIBIT 3.9



File Number   5838-506-9
            -------------





                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE


WHEREAS, ARTICLES OF INCORPORATION OF BALLY FITNESS FRANCHISING, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the
                                       Great Seal of the State of Illinois,
                                       at the City of Springfield, this 14th
          [SEAL] day of June A.D. 1995 and of the Independence of the United States the two hundred and 19th.


                                       /s/ George M. Ryan

                                       Secretary of State



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
                                     |                                                       |
Form BCA-2.10                        |               ARTICLES OF INCORPORATION               |
=====================================|=======================================================|======================================
  (Rev. Jan. 1995)                   |       This space for use by Secretary of State        |
George H. Ryan                       |                                                       |      SUBMIT IN DUPLICATE!
Secretary of State                   |                                                       |--------------------------------------
Department of Business Services      |                                                       |     THIS SPACE FOR USE BY
Springfield, IL 62756                |                                                       |      SECRETARY OF STATE
-------------------------------------|                        FILED                          |
Payment must be made by certi-       |                      JUN 14 1995                      |  Date            6-14-95
fied check, cashier's check,         |                                                       |
Illinois attorney's check,           |                                                       |  Franchise Tax   $ 150.00
Illinois C.P.A's check or money      |                    GEORGE H. RYAN                     |  Filing fee      $  75.00
order, payable to "Secretary of      |                  SECRETARY OF STATE                   |                  --------
State."                              |                                                       |  Approved:       $ 225.00
====================================================================================================================================


1.  CORPORATE NAME:         Bally Fitness Franchising, Inc.
                     ------------------------------------------------------

    -----------------------------------------------------------------------
    (The corporate name must contain the word "corporation", "company", "incorporated", "limited" or an abbreviation thereof.)

================================================================================

2.  Initial Registered Agent: CT Corporation System
                              --------------------------------------------------
                              First Name       Middle Initial        Last Name

    Initial Registered Office:  208 S. LaSalle Street
                               -------------------------------------------------
                               Number       Street                  Suite #

                                Chicago,  IL        60604             Cook
                               -------------------------------------------------
                               City                 Zip Code          County

================================================================================

3.  Purpose or purposes for which the corporation is organized:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

    General business purpose for which corporations may be organized under the Business Corporation Act of 1983, as amended including the development of a franchising program, but not limited to the sale and management of franchises in the Healthclub and Fitness Industry.

================================================================================

4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration
    Received:


                            Par Value           Number of Shares             Number of Shares                 Consideration to be
         Class              per Share              Authorized             Proposed to be Issued                Received Therefor

         ---------------------------------------------------------------------------------------------------------------------------
         Common              $ 1.00                   1000                         1000                           $ 1,000.00
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                              TOTALS = $

         Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: (If not sufficient space to cover this point, add one or more sheets of this size.)

         There shall be no cumulative voting rights               EXPEDITED
         with respect to any shares of the Corporation's         JUN 14, 1995
         stock.                                               SECRETARY OF STATE


                                     (over)




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
5. OPTIONAL:  (a) Number of directors constituting the initial board of directors of the corporation:                     .
                                                                                                       -------------------
              (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                  Name                                Residential Address                          City, State, ZIP
              -------------------------------------------------------------------------------------------------------------

              -------------------------------------------------------------------------------------------------------------

              -------------------------------------------------------------------------------------------------------------

              -------------------------------------------------------------------------------------------------------------
===========================================================================================================================

6. OPTIONAL:  (a) It is estimated that the value of all property to be owned by the corporation
                  for the following year wherever located will be:                                 $
                                                                                                    -----------------------
              (b) It is estimated that the value of the property to be located within the State
                  of Illinois during the following year will be:                                   $
                                                                                                    -----------------------
              (c) It is estimated that the gross amount of business that will be transacted by
                  the corporation during the following year will be:                               $
                                                                                                    -----------------------
              (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year
                  will be:                                                                         $
                                                                                                    -----------------------
===========================================================================================================================
7. OPTIONAL:  OTHER PROVISIONS Article 7 attached hereto and made a part hereof.
              Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation,
              e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
===========================================================================================================================

8.                                           NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

         The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated    June 13,           1995.
       ---------------------,   --

                         SIGNATURE AND NAME                                                ADDRESS

         1. /s/ Diane M. Kubel                                       1. Keck, Mahin & Cate 77 W. Wacker Dr.
           --------------------------------------------------           ---------------------------------------------------
            Signature                                                   Street

           Diane M. Kubel                                               Chicago,               Illinois             60601
           --------------------------------------------------           ---------------------------------------------------
           (Type or Print Name)                                         City/Town              State               Zip Code

         2.                                                          2.
           --------------------------------------------------           ---------------------------------------------------
           Signature                                                    Street


           --------------------------------------------------           ---------------------------------------------------
           (Type or Print Name)                                         City/Town               State              Zip Code

         3.                                                          3.
           --------------------------------------------------           ---------------------------------------------------
           Signature                                                    Street


           --------------------------------------------------           ---------------------------------------------------
           (Type or Print Name)                                         City/Town               State              Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.
===========================================================================================================================
                                                       FEE SCHEDULE

         -  The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
         -  The filing fee is $75.
         -  The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
            (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
         -  The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
            Illinois Secretary of State               Springfield, IL 62756
            Department of Business Services           Telephone (217) 782-9522 or 782-9523

C-162.18

         7. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of 1983, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

             The shareholders of the corporation shall have the preemptive right to acquire unissued shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation.